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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999

                                                      REGISTRATION NO. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                        ALGOS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                        22-3142274
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

 1333 CAMPUS PARKWAY
 NEPTUNE, NEW JERSEY                                 07753-6815
(Address of principal                                (Zip Code)
  executive offices)


                                   ----------


             ALGOS PHARMACEUTICAL CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the Plan)


                                   ----------


                                  JOHN W. LYLE
                        ALGOS PHARMACEUTICAL CORPORATION
                               1333 CAMPUS PARKWAY
                          NEPTUNE, NEW JERSEY 07753-6815
                                 (732) 938-5959
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                    Copy to:

                                 RAYMOND Y. LIN
                                LATHAM & WATKINS
                                885 THIRD AVENUE
                                   SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200


                         CALCULATION OF REGISTRATION FEE

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                         Amount            Proposed                                              Proposed
                       of Shares           Maximum                                                Maximum           Amount of
Title of Securities       to be         Offering Price                                           Aggregate        Registration
to be Registered       Registered(1)      Per Share(2)                                       Offering Price(2)        Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock             800,000        $20.00; $23.13; $24.25; $25.25; $25.50; $25.84;        $23,329,974.25       $6,485.73
$.01 par value                          $25.88; $26.88; $27.00; $27.13; $27.88; $30.69;
                                        $31.00; $31.25; $31.94; $32.00; $32.25; $34.88;
                                        $35.25; $35.50; $37.25; $27.25
---------------------------------------------------------------------------------------------

(1) Represents the number of additional shares of the Company's common stock, par value $.01 per share, authorized for issuance under the First Amendment to the Company's 1996 Stock Option Plan, as approved by the stockholders on June 9, 1998.




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(2)  For purposes of computing the registration fee only. Pursuant to Rule
     457(c) and (h)(1), the Proposed Maximum Offering Price Per Share is based upon (a) the exercise price per share of $20.00 of outstanding options for 600 shares, (b) the exercise price per share of $23.13 of outstanding options for 500 shares, (c) the exercise price per share of $24.25 of outstanding options for 340 shares, (d) the exercise price per share of $25.25 of outstanding options for 90 shares, (e) the exercise price per share of $25.50 of outstanding options for 500 shares, (f) the exercise price per share of $25.84 of outstanding options for 19,000 shares, (g) the exercise price per share of $25.88 of outstanding options for 150 shares, (h) the exercise price per share of $26.88 of outstanding options for 6,000 shares, (i) the exercise price per share of $27.00 of outstanding options for 60 shares, (j) the exercise price per share of $27.13 of outstanding options for 500 shares, (k) the exercise price per share of $27.88 of outstanding options for 4,500 shares, (l) the exercise price per share of $30.69 of outstanding options for 100,000 shares, (m) the exercise price per share of $31.00 of outstanding options for 1,200 shares, (n) the exercise price per share of $31.25 of outstanding options for 500 shares, (o) the exercise price per share of $31.94 of outstanding options for 1,500 shares, (p) the exercise price per share of $32.00 of outstanding options for 40,000 shares, (q) the exercise price per share of $32.25 of outstanding options for 100,500 shares, (r) the exercise price per share of $34.88 of outstanding options for 2,000 shares, (s) the exercise price per share of $35.25 of outstanding options for 500 shares,
     (t) the exercise price per share of $35.50 of outstanding options for 60,000 shares, (u) the exercise price per share of $37.25 of outstanding options for 100 shares and (v) the exercise price per share of $27.25 of outstanding options for 460,920 shares, representing the average of the high and low prices for the Company's Common Stock reported on the composite tape for the NASDAQ National Market System on February 1, 1999.















                                        2





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                                EXPLANATORY NOTE

     On June 23, 1997, Algos Pharmaceutical Corporation, a Delaware corporation (the "Company") registered 887,270 shares of its $.01 par value common stock (the "Common Stock") to be offered or sold to participants under the Company's 1994 Stock Option Plan, 1996 Stock Option Plan (the "1996 Plan") and 1996 Non-Employee Director Stock Option Plan on Form S-8 (File No. 333-29853). This registration statement is being filed pursuant to General Instruction E on Form S-8 (Registration of Additional Securities) in order to register an additional 800,000 shares of Common Stock, which may be offered or sold to participants under the 1996 Plan pursuant to the First Amendment to the 1996 Plan, as approved by the Company's stockholders on June 9, 1998.

                           INCORPORATION BY REFERENCE

     The contents of the Registration Statement (File No. 333-29853) with respect to 887,270 shares of Common Stock are hereby incorporated by reference.

                                    EXHIBITS

     5(a) Opinion of Latham & Watkins as to the legality of the Common Stock being registered.

     23(a)  Consent of PricewaterhouseCoopers LLP.

     23(b)  Consent of Latham & Watkins. (Included in Exhibit 5(a)).











                              3






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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neptune, State of New Jersey, on February 4, 1999.

                         ALGOS PHARMACEUTICAL CORPORATION


                         By:  /s/ John W. Lyle
                              _________________________________________________
                              John W. Lyle
                              Chief Executive Officer






                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints John W. Lyle his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                        4




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          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Algos Pharmaceutical Corporation and on the date indicated.

       Signature                   Title                            Date Signed
       ---------                   -----                            -----------


/s/ John W. Lyle          President, Chief Executive             February 4, 1999
_______________________   Officer and Director
     John W. Lyle         (Principal Executive Officer)


/s/ Gary R. Anthony       Chief Financial Officer                February 4, 1999
_______________________   (Principal Financial and
     Gary R. Anthony      Accounting Officer)


/s/ James R. Ledley       Assistant Secretary and                February 4, 1999
_______________________   Director
     James R. Ledley


/s/ Donald G. Drapkin     Director                               February 4, 1999
_______________________
     Donald G. Drapkin


/s/ Roger H. Kimmel       Director                               February 4, 1999
_______________________
     Roger H. Kimmel


/s/ Dieter A. Sulser      Director                               February 4, 1999
_______________________
     Dieter A. Sulser


/s/ Michael Hyatt         Director                               February 4, 1999
_______________________
     Michael Hyatt







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                                  EXHIBIT INDEX

        5(a)   Opinion of Latham & Watkins as to the legality of the Common
               Stock being registered.

        23(a)  Consent of PricewaterhouseCoopers LLP.

        23(b)  Consent of Latham & Watkins. (Included in Exhibit 5(a)).










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